EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this March 29, 1997, and effective as of April 28, 1997, by and between SOUTHWESTERN ENERGY COMPANY, an Arkansas business corporation, designated herein as SWEN, and HAROLD M. KORELL, designated herein as EMPLOYEE.

                                   WITNESSETH:

                                   A. PARTIES

         1. SOUTHWESTERN ENERGY COMPANY ("SWEN") is an Arkansas business corporation with its principal office being situated in Fayetteville, Washington County, Arkansas, and it is the parent company of the following wholly-owned subsidiary corporations ("Subsidiaries"):

                  (a) Arkansas Western Gas Company: Arkansas Western Gas Company ("AWG") is an Arkansas business corporation with its home office being situated in Fayetteville, Washington County, Arkansas, and it is a natural gas distribution public utility in the States of Arkansas and Missouri;

                  (b) SEECO, Inc.: SEECO, Inc. ("SEECO") is an Arkansas business corporation with its home office in Fayetteville, Washington County, Arkansas, and it is engaged in the natural gas exploration, development and production business in the States of Arkansas, Oklahoma, Texas, Louisiana and other areas;

                  (c) Southwestern Energy Production Company: Southwestern Energy Production Company ("SEPCO") is an Arkansas business corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in the oil and gas exploration, development and production business in the States of Arkansas, Oklahoma, Texas, Louisiana and other areas in the United States and in the Gulf of Mexico; and

                  (d) AW Realty Company: AW Realty Company ("AWR") is an Arkansas business corporation with its home office situated in Fayetteville, Washington County, Arkansas, and it is engaged in real estate development and sales and owning and operating rental properties in Arkansas.

         2. HAROLD M. KORELL: Harold M. Korell ("EMPLOYEE") is a natural person, and is an experienced corporate executive.

                                   B. RECITALS

         1. SWEN, as the parent corporation, and/or all of the Subsidiaries are engaged in the business of oil and gas exploration and development, the sale and distribution of oil and gas, the natural gas public utility business, the real estate development business and/or the ownership of real estate for sale and rental, all for the production of income.

         2. SWEN wishes to be assured of the services of the EMPLOYEE, particularly with reference to the operation of the business now conducted by SWEN and the Subsidiaries as specified above and in the areas indicated.

         3. The purposes of this Agreement are:

                  (a) To provide for the employment by SWEN of the EMPLOYEE, for the benefit of SWEN and all of its Subsidiaries and their shareholders that benefit from the professional and managerial services rendered and to be rendered by the EMPLOYEE; and

                  (b) To secure for SWEN and all of its Subsidiaries the professional and managerial services of the EMPLOYEE and to provide for the payment of compensation to the EMPLOYEE for such services to be rendered directly to SWEN and the Subsidiaries and any other entities that are now or which may be owned in the future by SWEN and/or the Subsidiaries.

                                  C. AGREEMENT

         FOR AND IN CONSIDERATION of the foregoing recitals and of the mutual promises set forth herein, SWEN hereby employs the EMPLOYEE and the EMPLOYEE accepts such employment, and SWEN and the EMPLOYEE each covenant and agree, one with the other, as follows:

         1.       Full-time Employment:

                  (a) The  EMPLOYEE's  employment  under  this  Agreement  shall commence April 28, 1997 (the "Commencement Date"), and shall continue until the expiration of three (3) years from and after the Commencement Date (the "Term of Employment"). During the Term of Employment, the EMPLOYEE shall perform the services as a full-time employee of SWEN as designated by the Board of Directors in the area of the Chief Operating Officer of the exploration and production and utility business activities of SWEN.

                  (b) For such services as a full-time employee, SWEN shall compensate the EMPLOYEE as follows:

                           (i) SWEN shall pay the EMPLOYEE base  compensation at
                  the rate of Two Hundred Seventy-Five Thousand Dollars ($275,000.00) per annum, in approximately equal installments on SWEN's regularly scheduled payroll dates throughout the Term of Employment; and, if SWEN's Board of Directors shall determine, such additional compensation as may be provided pursuant to any additional compensation plans adopted by SWEN for its corporate officers as employees.

                           (ii) A grant,  pursuant  to  SWEN's  Stock  Incentive
                  Plan, of 20,000 restricted shares to vest three years from the date hereof and SWEN further grants to EMPLOYEE a cash "tax"
                  bonus, calculated using   EMPLOYEE's   estimated  tax  rate
                  (with   appropriate adjustments to reflect the additional
                  taxable income resulting from the tax bonus), to pay for any federal, state and/or local income taxes EMPLOYEE may incur if EMPLOYEE elects to currently recognize income for federal, state and local income tax purposes with respect to such shares.

                           (iii) A grant,  pursuant  to SWEN's  Stock  Incentive
                  Plan, of 50,000 shares of Options.

                           (iv) A car allowance of $7,380  annually  spread over
                  each pay period to compensate for any business use of a personal vehicle. Any use exceeding 500 miles per month will be compensated for at the currently allowed IRS rate.

                           (v)  Reimbursement  for  relocation to  Fayetteville,
                  Arkansas pursuant to the SWEN's employee Relocation--Established Employees (P-17) reimbursement plan currently in effect.

                           (vi) Reimbursement of all out-of-pocket expenses incurred by the EMPLOYEE in connection with the performance of his duties hereunder.

                  (c) The parties hereto contemplate that the base compensation provided for the EMPLOYEE in paragraph (b)(i) above may be increased by the Board of Directors of SWEN for any calendar year during the Term of Employment and continuing thereafter during each successive calendar year as long as the EMPLOYEE is employed on a full-time basis.

                  (d) The EMPLOYEE may be appointed to such executive positions with SWEN as the Board of Directors of each shall determine.

                  (e) SWEN represents to the EMPLOYEE that it established and at its expense it now maintains in continuous existence for the benefit of its qualified officers and employees the following:

                           (i) A qualified retirement plan that is fully funded through a Trust;

                           (ii)     A stock option and incentive bonus plan;

                           (iii) A qualified health, medical, hospital and dental plan that is funded by a group insurance policy issued by a reputable insurance company authorized to do business in the State of Arkansas, which plan provides coverage for each such officer and employee of SWEN and their immediate family; and

                           (iv) A group professional  liability insurance policy
                  issued by a reputable insurance company authorized to do business in the State of Arkansas, covering all of SWEN's officers, directors and all professional, technical and related employees with at least minimum coverage.

         The EMPLOYEE shall continue to be a participant in each of the foregoing EMPLOYEE benefit plans and any other plans presently in existence or that SWEN may create in the future and maintain for its officer-employees, according to the terms and provisions of each such plan and/or insurance policy, and shall continue as such participant as long as he is an employee of SWEN. If SWEN shall create, in the future, any such additional employee benefit plans, the EMPLOYEE shall become a participant therein and his interest therein (salary, bonus and other benefits) shall vest indefeasibly simultaneously with the creation thereof.

         2. Termination of Employment of the EMPLOYEE:

                  (a) If SWEN shall terminate the employment of the EMPLOYEE at any time during the Term of Employment, then the termination rights of the EMPLOYEE hereunder shall be determined pursuant to and under that certain Executive Severance Agreement dated April 28, 1997 (the "Executive Severance Agreement"), between SWEN and the EMPLOYEE, provided that the term "Contract Period" as used in the Executive Severance Agreement shall be deemed to refer to the Term of Employment hereunder. The Executive Severance Agreement is hereby referred to for a full recital of the terms and provisions thereof and by this reference is made a part hereof. To the extent there is any conflict between the terms of this Agreement and the terms of the Executive Severance Agreement, the terms of this Agreement shall control.

                  (b) At any time during the Term of Employment and on or within thirty (30) days after the expiration of the Term of Employment, EMPLOYEE shall have the right, at his option, to either (i) continue in his position with SWEN or at a position appointed by the Board of Directors or (ii) terminate his employment with SWEN and receive as a severance payment (the "Severance Payment") a lump sum equal to the product of (1) the highest monthly rate of base salary in effect during the previous twelve months immediately preceding the "Termination Date" (hereinafter defined) and (2) 12. If the EMPLOYEE elects option (i) above, employment shall be on such terms and conditions as are mutually acceptable and agreed upon by the EMPLOYEE and SWEN. The EMPLOYEE's termination rights or conditions shall thereafter be as agreed upon by contract between the EMPLOYEE and SWEN or as set forth by SWEN Company policies. If the EMPLOYEE elects option (ii) above, the Severance Payment shall be paid to the EMPLOYEE no later than the Termination Date. For the purposes of this Agreement, the term "Termination Date" shall mean the date that is five (5) business days after the EMPLOYEE gives notice to SWEN of his election to terminate his employment.

         3. Vacation: During the Term of Employment, the EMPLOYEE shall be entitled to sick leave, holidays and an annual 4-week vacation, during which time his compensation shall be paid in full. Each vacation shall be taken by the EMPLOYEE at such times as may be mutually agreed upon by the EMPLOYEE and SWEN.

         4. Successors; Binding Agreement: The assignability and binding nature of this Agreement shall be governed by the terms of Section 8 of the Executive Severance Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in original duplicates on this March 29, 1997, effective as of the date April 28, 1997.

                                                SOUTHWESTERN ENERGY COMPANY


                                           By:    /s/  CHARLES E. SCHARLAU
                                              ----------------------------------
                                                      Charles E. Scharlau
ATTEST:


 /s/  GRED D. KERLEY
--------------------------------
Greg D. Kerley, Secretary


                                                 /s/  HAROLD M. KORELL
                                           -------------------------------------
                                           EMPLOYEE

THE STATE OF ARKANSAS

COUNTY OF WASHINGTON


         BE IT REMEMBERED, that on this day came before the undersigned, a Notary Public, within and for the County aforesaid, duly commissioned and acting, Charles E. Scharlau, President and Greg D. Kerley, Secretary of Southwestern Energy Company, a corporation, and stated that they had executed the same for the consideration and purposes therein mentioned and set forth.

         WITNESS my hand and seal as such Notary Public this 7th day of April, 1997.


                                                  /s/  PAULA J. ZULPO
                                             -----------------------------------
                                                        Notary Public

My Commission Expires:

     2-1-2003
---------------------




THE STATE OF TEXAS

COUNTY OF HARRIS


         BE IT REMEMBERED, that on this day came before the undersigned, a Notary Public, within and for the County aforesaid, duly commissioned and acting, Harold M. Korell, to me well known as the party in the foregoing agreement, and stated that he had executed the same for the consideration and purposes therein mentioned and set forth.

         WITNESS my hand and seal as such Notary Public this 29th day of March, 1997.

                                                 /s/ EILEEN GRADWOHL
                                            ------------------------------------
                                                       Notary Public
My Commission Expires:

  March 29, 2001
---------------------